THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE OR FOREIGN LAW, AND MAY NOT BE SOLD, OFFERED FOR SALE, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

PROMISSORY NOTE

Amount: $650,000.00	Note Dated: May 31, 2019

I. COVENANT TO PAY.

1.1. Promise to Pay. FOR VALUE RECEIVED, DOCUMENT SECURITY SYSTEMS, INC., a New York Corporation (hereinafter called the “Borrower”), promises to pay to the order of LiquidValue Development Pte Ltd., (hereinafter called the “Lender”), on or before the Maturity Date (as herein defined), as hereinafter provided, the principal sum of SIX-HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00) (the “Note”).

II. INTEREST RATE COMPUTATION.

2.1. Interest Rate. This Note shall bear no interest during its Term.

2.2. Default Rate. In the event this Note is in Default, or remains unpaid after the Maturity Date, the principal balance of the Note then outstanding shall bear interest for the period beginning with the date of Default or maturity until paid at the interest rate of four percent (4%) per annum.

2.3. Definitions. As used in this Note, the following terms shall have the respective meanings indicated below:

“Business Day” shall mean any day on which national banks are open.

“Charges” shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the indebtedness evidenced hereby which are treated as interest under applicable law.

“Maturity Date” or “Term” shall mean sixty (60) days from the date of this Note, subject, however, to the right of acceleration as herein provided.

“Outstanding Principal Balance” shall mean the amount of principal then outstanding and payable from Borrower to Lender in accordance with this Note.

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2.4. Computation Period. In the event the Note is in Default, or remains unpaid after the Maturity Date, interest on the indebtedness evidenced by this Note shall be computed on the basis of a 365 day year and shall accrue on the actual number of days any principal balance hereof is outstanding.

III. PAYMENTS.

3.1. Payment Schedule. The Outstanding Principal Balance of this Note shall be due and payable on the Maturity Date in a single payment sum of SIX-HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00), or in an amount equal to the then remaining Outstanding Principal Balance if Borrower makes prepayment in accordance with Section 3.6 of this Note.

3.2. Application. All payments on this Note shall be applied at any time and from time to time to the following: (i) the payment or reimbursement of any expenses, costs or obligations (other than the principal hereof and interest hereon) for which Borrower shall be obligated or Lender entitled pursuant to the provisions hereof, (ii) the payment of accrued but unpaid interest hereon if the Note is in Default, or remains unpaid after the Maturity Date, and (iii) the payment of all or any portion of the Outstanding Principal Balance then outstanding hereunder.

3.3. Place and Address for Payment. All payments hereunder shall be made to Lender at 7th Floor, Skyway Centre, 23 Queen’s Road West, Sheung Wan, Hong Kong, or to any other address the Lender may from time to time designate in writing to the Borrower. Payment may also be made via wire transfer to a bank account designated by Lender.

3.4. Business Days. If any payment of principal or interest on this Note shall become due and payable on any day which is not a Business Day, such payment shall be made on the preceding Business Day that is immediately prior to the non-Business Day that such payment otherwise would be due and payable.

3.5. Legal Tender. All amounts payable hereunder are payable in lawful money or legal tender of the United States of America.

3.6. Prepayment. Borrower shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof. It is expressly agreed and understood that this Note does not evidence a revolving facility in that any amount so prepaid may not be re-advanced.

3.7. Payment Grace Period: There are no grace periods under the terms of this Note.

IV. DEFAULT AND REMEDIES.

4.1. Remedies. If an Event of Default shall occur and be continuing and uncured, then Lender may, at its option, upon written notice and demand, declare the unpaid principal balance of, and the accrued but unpaid interest on, this Note immediately due and payable, and, pursue any and all rights, remedies and recourses available to Lender. All remedies hereunder and at law or in equity shall be cumulative.

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4.2. As used herein, the term “Default” or “Event of Default” shall mean the occurrence of one or more of the following:

(i)	The Borrower shall fail to make any payment when due or failure to pay any other amount that may be due under this Note or the loan evidenced hereby.

(ii)	The Borrower, or any other person or entity liable for this Note, or any portion thereof, files a voluntary petition in bankruptcy or for reorganization, makes an assignment for the benefit of any creditor, or is subject of an order of relief entered in any bankruptcy, insolvency, reorganization, or rehabilitation proceedings.

4.3. Notice. Borrower does not waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in any proceeding filed to enforce any of the rights securing payment hereof. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note.

In the Event of a Default, the Lender shall give the Borrower ten (10) days notice of the Event of Default and Default by certified U.S. mail or overnight courier to the following address or to any other address the Borrower may from time to time designate in writing to the Lender:.

Document Security Systems, Inc.

200 Canal View Blvd., Suite 300

Rochester, New York 14623

Attn.: Chief Executive Officer

4.4. No Waiver. Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such exercise shall not constitute a waiver of the right to exercise the same or any other rights or option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

4.5. Collection Costs. Borrower agrees to pay all reasonable costs of collection hereof when incurred, including Lender’s reasonable attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

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V. MISCELLANEOUS.

5.1. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Any action or proceeding under or in connection with this Note against Borrower or any other party ever liable for payment of any sums of money payable on this Note or performance of any obligations of Borrower may be brought in any state or county court in Monroe County, New York. Borrower, Lender and each such other party hereby irrevocably (i) submit to the nonexclusive jurisdiction of such courts, and (ii) waive any objection they may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

5.2. Captions. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

5.3. Modification. The provisions of this Note may be amended or revised only by an instrument in writing signed by the Borrower and Lender.

IN WITNESS WHEREOF, the Borrower and Lender have caused this Note to be executed and effective as of the date and year first above written.

Borrower:

DOCUMENT SECURITY SYSTEMS, INC.

Frank D. Heuszel

By:	/s/ Frank D. Heuszel
Its:	Chief Executive Officer

Lender:

LiquidValue Development Pte. Ltd.

By:	/s/ Fai H. Chan
Its:	Owner

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